Exhibit 99.1

NEWS RELEASE                            For Immediate Release

Media Contacts:
Shannon Bennett
216.910.3664
shannon.bennett@aleris.com

Jason Saragian
216.910.3670
jason.saragian@aleris.com

Aleris Announces Results of Asset Sale Offer to Purchase
Up to $125 Million of Senior Notes
CLEVELAND, September 8, 2015 /PRNewswire/ -- Aleris International, Inc. (the “Company”), a wholly owned subsidiary of Aleris Corporation, today announced the results of its asset sale offer (the “Offer”) to purchase, on a pro rata basis, up to $125 million of its 7⅝% Senior Notes due 2018 (the “2018 Notes”) and its 7⅞% Senior Notes due 2020 (the “2020 Notes” and together with the 2018 Notes, the “Notes”) at a cash purchase price of 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but not including, the payment date. The Offer expired at 5:00 P.M., New York City time, on September 2, 2015.
The table below sets forth the results of the Offer for the Notes, according to information provided by Global Bondholder Services Corporation, the depositary for the Offer, as of the expiration time. As the aggregate principal amount of the Notes validly tendered and not validly withdrawn exceeds the maximum offer amount, validly tendered 2018 Notes and 2020 Notes that were not validly withdrawn have been accepted for purchase on a pro rata basis based on the principal amounts of the 2018 Notes and the 2020 Notes validly tendered and not withdrawn, subject to minimum denomination conditions set forth in the Offer to Purchase, dated August 5, 2015.

Title of Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Principal Amount of Notes Tendered	Principal Amount of Notes Accepted	Aggregate Total Consideration(1)
7⅝% Senior Notes due 2018	014477AM5	$500,000,000	$395,064,000	$65,067,000	$65,383,975.58
7⅞% Senior Notes due 2020	014477AQ6	$500,000,000	$363,718,000	$59,933,000	$61,598,013.83

(1) For both series of Notes, the aggregate total consideration (the purchase price together with accrued and unpaid interest from, and including, the last interest payment date for such series of Notes to, but not including, the payment date) to be paid in respect of all Notes of such series accepted for purchase.
Payment for the Notes accepted pursuant to the Offer will be made on the expected payment date, today, September 8, 2015. The aggregate purchase price, inclusive of accrued and unpaid interest, payable for the accepted Notes will be $126,981,989.41.
Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased, subject to minimum denomination conditions set forth in the Offer to Purchase.

This press release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell any Notes, nor shall there be any offer, solicitation or sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Offer was made solely pursuant to the Offer to Purchase and the related Letter of Transmittal.
For further information, contact Global Bondholder Services Corporation:

Global Bondholder Services Corporation
65 Broadway - Suite 404
New York, New York 10006
Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774
Toll free (866)-807-2200

About Aleris

Aleris is a privately held, global leader in aluminum rolled products serving diverse industries including aerospace, automotive, building and construction, commercial transportation and industrial manufacturing. Headquartered in Cleveland, Ohio, Aleris operates production facilities in North America, Europe and Asia. For more information, visit www.aleris.com.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “look forward to,” “intend” and similar expressions intended to connote future events and circumstances constitute forward-looking statements. Forward-looking statements include statements about, among other things, the Company’s ability to complete the Offer. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement. Some of the important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the factors discussed in our filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether in response to new information, futures events or otherwise, except as otherwise required by law.

Contact: Shannon Bennett, 216.910.3664, shannon.bennett@aleris.com, or Jason Saragian, 216.910.3670, jason.saragian@aleris.com